EXHIBIT 99.2

POWERTECH HOLDINGS COMPANY LIMITED Unaudited Condensed Combined And Consolidated Financial Statements For The Nine Months Ended September 30, 2020 And 2019

POWERTECH HOLDINGS COMPANY LIMITED

INDEX TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Condensed Combined and Consolidated Balance Sheets	F-2

Condensed Combined and Consolidated Statements of Operations and Comprehensive Loss	F-3

Condensed Combined and Consolidated Statements of Cash Flows	F-4

Condensed Combined and Consolidated Statements of Changes in Stockholders’ Deficit	F-5

Notes to Condensed Combined and Consolidated Financial Statements	F-6 – F-19

F-1

POWERTECH HOLDINGS COMPANY LIMITED

CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$228,689	$243,641
Accounts and retention receivables	48,508	155,221
Deposits, prepayments and other receivables	724,573	95,999
Contract assets	1,374,453	676,090

Total current assets	2,376,223	1,170,951

Non-current assets:
Plant and equipment	21,925	21,362
Right-of-use assets	77,664	130,794

Total non-current assets	99,589	152,156

TOTAL ASSETS	$2,475,812	$1,323,107

LIABILTIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Contract liabilities	$2,290,890	$1,558,161
Accrued liabilities and other payables	920,628	152,299
Operating lease liabilities	72,932	70,375
Bank and other borrowings	557,311	-
Amount due to a director	127,622	129,199

Total current liabilities	3,969,383	1,910,034

Non-current liabilities:
Operating lease liabilities	5,023	59,983
Bank and other borrowings	211,892	-

TOTAL LIABILITIES	4,186,298	1,970,017

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Ordinary shares, $0.0001 par value; 5,209,000 shares authorized; 5,209,000 shares issued and outstanding	521	521
Additional paid in capital	357,062	357,062
Accumulated other comprehensive loss	(7,966)	(3,760)
Accumulated deficit	(2,050,292)	(1,000,733)

Total deficit of Powertech	(1,700,675)	(646,910)
Non-controlling interest	(9,811)	-
Total deficit	(1,710,486)	(646,910)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,475,812	$1,323,107

See accompanying notes to condensed combined and consolidated financial statements.

F-2

POWERTECH HOLDINGS COMPANY LIMITED

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended September 30,
	2020	2019

Revenue, net	$1,704,935	$1,804,829

Cost of revenue	(1,435,139)	(1,507,592)

Gross profit	269,796	297,237

Operating expenses:
Sales and marketing expenses	555,334	144,347
General and administrative expenses	668,224	388,083
Professional fee	146,879	25,214
Total operating expenses	1,370,437	557,644

Other income:
Interest income	6	-
Sundry income	80,991	543
Interest expenses	(39,845)	-

Total other income	41,152	543

LOSS BEFORE INCOME TAXES	(1,059,489)	(259,864)

Income tax expense	-	-

NET LOSS	(1,059,489)	(259,864)

Less: Net loss attributable to non-controlling interests	(9,930)	-

Net loss attributable to stockholders of Powertech	$(1,049,559)	$(259,864)

See accompanying notes to condensed combined and consolidated financial statements.

F-3

POWERTECH HOLDINGS COMPANY LIMITED

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF

COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended September 30,
	2020	2019

NET LOSS	$(1,059,489)	$(259,864)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(4,216)	(2,456)

Total comprehensive loss	(1,063,705)	(262,320)
Less: Comprehensive loss attributable to non-controlling interests	(10)	-

Total comprehensive loss attributable to stockholders of Powertech	$(1,063,715)	$(262,320)

See accompanying notes to condensed combined and consolidated financial statements.

F-4

POWERTECH HOLDINGS COMPANY LIMITED

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended September 30,
	2020	2019

Cash flow from operating activities:
Net loss	$(1,059,489)	$(259,864)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of plant and equipment	5,170	2,699
Loss on disposal of plant and equipment	-	3,368

Change in operating assets and liabilities:
Accounts and retention receivables	106,713	(192,954)
Deposits, prepayments and other receivables	(628,574)	(2,122)
Contract assets	(698,363)	(64,837)
Contract liabilities	732,729	429,386
Operating lease liabilities	727	-
Accrued liabilities and other payables	768,329	(58,686)

Net cash used in operating activities	(772,758)	(143,010)

Cash flow from investing activities:
Purchases of plant and equipment	(5,634)	(3,866)
Proceed from disposal of plant and equipment	-	383

Net cash used in investing activities	(5,634)	(3,483)

Cash flow from financing activities:
Proceed from bank and other borrowings	769,203	-
(Repayment to) advance from a director	(1,448)	315,769

Net cash provided by financing activities	767,755	315,769

Effect on exchange rate change on cash and cash equivalents	(4,315)	110

Net change in cash and cash equivalents	(14,952)	169,386

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	243,641	174,584

CASH AND CASH EQUIVALENTS, END OF PERIOD	$228,689	$343,970

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for tax	$-	$-
Cash paid for interest	$39,845	$-

See accompanying notes to condensed combined and consolidated financial statements.

F-5

POWERTECH HOLDINGS COMPANY LIMITED

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Total deficit of Powertech Holdings Company Limited’s stockholders
	Common stock		Additional	Accumulated other		Non-	Total
	No. of shares	Amount	paid-in capital	comprehensive(loss) income	Accumulated losses	controlling interest	stockholders’ deficit

Balance as of January 1, 2019 restated	5,209,000	$521	$357,062	$142	$(401,792)	$-	$(44,067)

Foreign currency translation adjustment	-	-	-	2,456	-	-	2,456
Net loss for the period	-	-	-	-	(259,864)	-	(259,864)

Balance as of September 30, 2019	5,209,000	$521	$357,062	$2,598	$(661,656)	$-	$(301,475)

Balance as of January 1, 2020	5,209,000	$521	$357,062	$(3,760)	$(1,000,733)	$-	$(646,910)

Capital contribution from non-controlling shareholder	-	-	-	-	-	129	129
Foreign currency translation adjustment	-	-	-	(4,206)	-	(10)	(4,216)
Net loss for the period	-	-	-	-	(1,049,559)	(9,930)	(1,059,489)

Balance as of September 30, 2020	5,209,000	$521	$357,062	$(7,966)	$(2,050,292)	$(9,811)	$(1,710,486)

See accompanying notes to condensed combined and consolidated financial statements.

F-6

POWERTECH HOLDINGS COMPANY LIMITED

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Powertech Holdings Company Limited (the “Company” or “PHCL”) is incorporated as a BVI Business Company with limited liability on September 21, 2020 in the British Virgin Islands (the “BVI”). The Company through its subsidiaries, mainly provides the renewable energy products and solutions to the customers in Hong Kong.

Pursuant to its Memorandom of Association, the authorized capital is amounted to US$521 representing 5,209,000 ordinary shares with a par value of $0.0001 at its inception.

On April 24, 2020, the Company consummated the Share Exchange Transaction among SinoPower Holdings International Co. Limited (“SHIL”) and its shareholders. Both the Company and SHIL are controlled by the same management team. Upon completion of the Share Exchange Transaction, SHIL became a 100% owned subsidiary of the Company.

Because the Company is a shell company, SHIL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, SHIL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of SHIL, and the Company’s assets, liabilities and results of operations will be consolidated with SHIL beginning on the acquisition date. SHIL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (SHIL). After completion of the Share Exchange Transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

SinoPower Holdings International Co. Limited	Hong Kong	Sales and marketing	1,000 ordinary shares for HK$1,000	100%

SinoPower Solar Energy Engineering Co. Limited	Hong Kong	Solar-related projects	10,000 ordinary shares for HK$10,000	100%

SinoPower Holding (Hong Kong) Co. Limited	Hong Kong	Engineering design, installation and construction of solar power system and project development	1,000,000,000 ordinary shares for HK$10,000,001	100%

SolarPower Investment Company Limited (formerly Byconcept Hong Kong Co. Limited)	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

SinoPower Solar Energy Co. Limited	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

SinoPower Solar Investment Co. Limited	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

HongKong Hydroponics Company Limited	Hong Kong	Operation of hydroponics projects	10,000 ordinary shares for HK$10,000	90%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

F-7

2. GOING CONCERN UNCERTAINTIES

The accompanying combined and consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from continuing loss from its inception, with an accumulated deficit of $2,050,292 and working capital deficit of $1,593,160, at September 30, 2020. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through September 30, 2021 is dependent upon the continued financial support from its stockholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These combined and consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

F-8

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed combined and consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed combined and consolidated financial statements and notes.

•	Basis of presentation

These accompanying condensed consolidated financial statements have been prepared in U.S. Dollars in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the interim period ended September 30, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2020.

•	Use of estimates and assumptions

In preparing these combined and consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Basis of consolidation

The combined and consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2020 and December 31, 2019, there was no allowance for doubtful accounts.

F-9

Included in accounts receivables are retention receivables of $6,387 and $40,169 as of September 30, 2020 and December 31, 2019. Retention receivables are interest-free and recoverable at the end of the retention period of one to two years.

•	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Office equipment	5 years
Furniture and fixtures	5 years
Motor vehicle	3.33 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the nine months ended September 30, 2020 and 2019 were $5,170 and $2,699, respectively.

•	Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

F-10

The Company recognizes revenue when or as it satisfies a performance by transferring a good or service to the customer at a point in time, generally upon the completion of the projects under fixed price contracts. Under these fixed price contracts, the Company receives an agreed upon amount for providing products and services specified in the contract, a profit or loss is recognized depending on whether actual costs are more or less than the agreed upon amount.

Contract assets primarily relate to the Company’s rights to consideration for work completed but not billed as of the reporting date on contracts with customers. The contract assets are transferred to receivables when the rights become unconditional. The Company has contract assets on contracts that are generally long-term and have revenues that are recognized upon the completion.

Contract liabilities primarily related to billings and payments received in advance of revenue recognized. As of September 30, 2020 and December 31, 2019, the Company received cash consideration from customers before the performance obligations were satisfied.

•	Cost of revenue

Cost of revenue consists primarily of raw materials, the fees paid to contractors and labor costs, which are directly attributable to the production of renewable energy products and solutions.

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the combined and consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the combined and consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the nine months ended September 30, 2020 and 2019.

F-11

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the combined and consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying condensed combined and consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintains its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the period ended September 30, 2020 and 2019:

	2020	2019
Period-end HKD:US$ exchange rate	0.12903	0.12754
Period average HKD:US$ exchange rate	0.12890	0.12757

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying combined and consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

F-12

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The combined and consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-13

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s combined and consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

F-14

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts and retention receivables, deposits, prepayments and other receivables, amount due from a director, contract assets and liabilities, accrued liabilities and other payables, operating lease liabilities and amount due to a director, approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. In November 2018, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2018-19”) which clarifies that receivables arising from operating leases are accounted for using lease guidance and not as financial instruments. In April 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” (“ASU 2019-04”) which clarifies treatment of certain credit losses. In May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief ” (“ASU 2019-05”) which provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. In November 2019, the FASB issued ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2019-11”), which provides guidance around how to report expected recoveries. In February 2020, the Financial Accounting Standards Board issued ASU No. 2020-02, “Financial Instruments - Credit Losses” (Topic 326) (“ASU 2020-02”) which provides updated guidance on how an entity should measure credit losses on financial instruments and delayed the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11 and ASU 2020-02 (collectively, “ASC 326”) are effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The adoption of ASC 326 did not have a material impact on the Company’s recognition of financial instruments within the scope of the standard.

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In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which eliminates step two from the goodwill impairment test and instead requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The guidance is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be adopted on a prospective basis. The adoption of ASU 2017-04 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The adoption of ASU 2018-13 did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In December 2019, the FASB issued ASU No 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019-12 is effective for public entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company does not expect ASU 2019-12 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”). ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU No 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. ASU 2020-04 is effective beginning on March 12, 2020, and the Company may elect to apply the amendments prospectively through December 31, 2022. The Company does not expect ASU 2020-04 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

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4. BALANCE WITH A DIRECTOR

As of September 30, 2020 and December 31, 2019, the Company’s director and major shareholder, Mr. Ng made temporary advances to the Company for its working capital, which is unsecured, interest-free and has no fixed terms of repayment.

5. LEASE

As of September 30, 2020 and December 31, 2019, the Company entered into one workshop under operating lease with a lease term of 2 years, commencing from November 16, 2019.

Right of use assets and lease liability – right of use are as follows:

	September 30, 2020	December 31, 2019

Right-of-use assets	$77,664	$130,794

The lease liability – right of use is as follows:

	September 30, 2020	December 31, 2019

Current portion	$72,932	$70,375
Non-current portion	5,023	59,983

Total	$77,955	$130,358

The weighted average discount rate for the operating lease is 2.75%.

As of September 30, 2020, the operating lease payment of $72,932 will become mature in the next 12 months.

6. BANK AND OTHER BORROWINGS

Bank and other borrowings are as follows:

	As of
	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)

Bank loan	$253,091	$-
Other borrowing	516,112	-
	769,203	-

Representing as:
Current portion	557,311	-
Non-current portion	211,892	-

	$769,203	$-

The bank loan is personally guaranteed by the director of the Company, Mr. Ng.  The interest is charged at the rate of 2.75% per annum, monthly payable, in a term of 3 years and the outstanding balance becomes mature in May 2023.

The other borrowing is secured by a leasehold property, which is owned by a related party, a family member of the director of the Company, Mr. Ng. The loan bears interest rate of 18% per annum, monthly payable, in a term of 1 year and the outstanding balance becomes mature in June 2021.

7. STOCKHOLDERS’ DEFICIT

Authorized shares

At inception, the Company’s authorized shares were 5,209,000 ordinary shares, with a par value of $0.0001.

Issued and outstanding shares

At inception, the Company had 5,209,000 ordinary shares issued and outstanding.

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8. INCOME TAX

The Company mainly operates in Hong Kong that is subject to taxes in the governing jurisdictions in which it operates. The effective tax rate in the period presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the period ended September 30, 2020 and 2019 is as follows:

	Nine months ended September 30,
	2020	2019

Loss before income taxes	$(1,059,489)	$(259,864)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(174,816)	(42,877)
Tax effect of non-deductible items	853	4
Tax effect of non-taxable items	(1,195)	(2,105)
Net operating loss	175,158	44,978
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019

Deferred tax assets:
Net operating loss carryforwards	$275,702	$100,544
Less: valuation allowance	(275,702)	(100,544)
Deferred tax assets, net	$-	$-

As of September 30, 2020, the operation in Hong Kong incurred $1,658,430 of cumulative net operating losses which can be carried forward to offset future taxable income at no expiry. The Company has provided for a full valuation allowance against the deferred tax assets of $275,702 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

9. RELATED PARTY TRANSACTIONS

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and have no fixed terms of repayment.

For the nine months ended September 30, 2020 and 2019, the Company paid material cost totaling to $57,815 and $852,100, respectively, to its related company which is controlled by Mr. Ng, the director of the Company.

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Also, for the nine months ended September 30, 2020 and 2019, the Company was granted with the right to use the patents to their products at no fee charge by its related companies, which were controlled by the director of the Company. The management determined that such cost was nominal and did not recognize the patent expense in its financial statements.

Apart from the transactions and balances detailed elsewhere in these accompanying condensed combined and consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

10. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the nine months ended September 30, 2019, there is one single customer who accounts for 18.6% of the Company’s revenues.

For the nine months ended September 30, 2020, there is one single customer who accounts for 29.6% or more of the Company’s revenues.

(b) Major vendors

For the nine months ended September 30, 2019 and 2020, there is a single vendor (a related company) who accounted for more than 10% of the Company’s purchases.

(c) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(d) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(e) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank and other borrowings. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of September 30, 2020, bank and other borrowings were at fixed rates.

11. COMMITMENTS AND CONTINGENCIES

As of September 30, 2020, the Company has no material commitments or contingencies.

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2020, up through the date the Company issued the unaudited financial statements. During the period, the Company had the following material subsequent events.

On November 18, 2020, the Company consummated the Share Exchange Transaction among SinoPower Holdings International Co. Limited (“SHIL”) and its shareholders. Both the Company and SHIL are controlled by the same management team and the controlling person. Upon completion of the Share Exchange Transaction, SHIL became a 100% owned subsidiary of the Company.

On November 25, 2020, the Company and its shareholders executed a Share Exchange Agreement (“the “Share Exchange Agreement”) with Folkup Development Inc., a limited company organized under the laws of the State of Nevada (“FLDI”). Pursuant to the Share Exchange Agreement, the Company agreed to sell its aggregate of 5,209,000 ordinary shares representing 100% of the issued and outstanding ordinary shares of the Company. As consideration, the Company’s shareholders were received 6,000,000 shares of FLDI’s common stock, at a value of $4.5 per share, for an aggregate value of $27 million (the “Shares”). The parties are entitled to terminate the Share Exchange Agreement if closing has not occurred on or prior to December 31, 2020. The consummation of the transactions contemplated in the Share Exchange Agreement is subject to normal and customary conditions precedent including, without limitation, satisfactory due diligence of the Company by FLDI.

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